Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use of our report dated March 5, 2021 with respect to the consolidated financial statements of Ostin Technology Group Co., Ltd, for the year ended September 30, 2020, to the Registration Statement on Form F-1 of Ostin Technology Group Co., Ltd filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

March 5, 2021